Exhibit 99.1
NEWS RELEASE

For Immediate Release
October 24, 2013

MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS
CEO ANNOUNCES RETIREMENT
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $51.2 million for its third quarter ended September 30, 2013, up 20 percent over the $42.7 million recorded in the same period in 2012. Third quarter ultracapacitor revenue was $37.0 million, up 30 percent from the $28.3 million recorded in Q312. Sales of high voltage capacitor and microelectronics products totaled $14.2 million in Q313, down 1 percent from the $14.4 million recorded in Q312.
“Although the expiration of a Chinese government subsidy for diesel electric hybrid buses resulted in lower ultracapacitor shipments volume in the third quarter, revenue recognition of $11.3 million, net, of ultracapacitor product that was shipped but not recognized as revenue in previous periods partially offset that softness,” said David Schramm, Maxwell’s president and CEO.
On a U.S. generally accepted accounting principles (GAAP) basis, operating income for the third quarter 2013 was $6.2 million, compared with $5.7 million in Q312. GAAP net income for Q313 was $6.0 million, or $0.21 per diluted share, compared with $5.2 million, or $0.18 per diluted share, in Q312.
On a non-GAAP basis, the company reported operating income of $6.9 million in Q313 compared with $6.2 million in Q312. Non-GAAP net income for Q313 was $6.7 million, or $0.23 per diluted share, compared with $5.7 million, or $0.20 per diluted share in Q312. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.
GAAP gross margin was 41 percent in Q313, compared with 42 percent in Q312 and 39 percent in Q213. GAAP operating expenses totaled $14.9 million, or 29 percent of revenue, in Q313 compared with $12.4 million, or 29 percent of revenue in Q312. Non-GAAP operating expenses totaled $14.4 million, or 28 percent of revenue, in Q313 compared with $12.1 million, or 28 percent of revenue, in Q312. Cash and cash equivalents and restricted cash totaled $41.1 million as of September 30, 2013, compared with $38.6 million as of June 30, 2013. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available in the company’s Quarterly Report on Form 10-Q, which we anticipate filing next week with the Securities & Exchange Commission.
Outlook: “Historically, Maxwell has sold ultracapacitor modules to customers who build diesel-electric hybrid buses. The subsidy policy which addresses diesel-electric hybrid buses has expired and has not yet been renewed. Recently, the Chinese government released a subsidy policy which addresses all electric buses and plug-in hybrid buses. As a result of the electric bus and plug-in hybrid bus policy, our Chinese bus customers have started receiving orders for battery-powered plug-in hybrid buses that qualify for these announced government subsidies, and incorporate ultracapacitor modules,” Schramm said. “We are currently focused on supporting ramping plug-in hybrid demand, which we expect to drive sales of several thousand ultracapacitor modules in the current quarter. Ultracapacitor sales for wind energy applications are up, auto-related sales remain steady, and we are encouraged by successful field trials for our engine starting module for heavy trucks, which have begun to drive demand from major fleets and truck OEMs in North America. We expect fourth quarter sales of microelectronic and high-voltage capacitor products to be similar to or slightly higher than third quarter levels. However, given the uncertainty around current diesel-electric hybrid bus-related demand, we are managing expenses carefully to deal with the possibility that total company sales could be lower by 30 percent or more sequentially in the fourth quarter.”

CEO Announcement: Today, Mr. Schramm is announcing that he will retire from his position as President, CEO and Director effective as of December 31, 2013. Mr. Schramm and Maxwell have entered into a consulting services agreement whereby he will provide transitional guidance and advice to the company for a two-year period following his retirement. We have begun the search for a qualified individual to succeed Mr. Schramm as President and CEO. Effective January 1, 2014, John Warwick, the company’s current Chief Operating Officer, will serve as the interim CEO until such time as a permanent successor is appointed to this role.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss third quarter of 2013, financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1906 from the U.S. and Canada, or (785) 424-1825 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

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Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into China and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

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Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

“Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of October 24, 2013. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(Restated)		(Restated)
Revenue	$51,197	$42,713	$154,555	$114,755
Cost of revenue	30,084	24,571	93,636	66,932
Gross profit	21,113	18,142	60,919	47,823
Operating expenses:
Selling, general and administrative	9,455	7,342	32,945	25,539
Research and development	5,450	5,084	16,851	15,948
Total operating expenses	14,905	12,426	49,796	41,487
Income from operations	6,208	5,716	11,123	6,336
Interest expense, net	36	56	121	138
Amortization of debt discount and prepaid debt costs	16	16	46	42
Income before income taxes	6,156	5,644	10,956	6,156
Income tax provision	129	416	1,802	1,849
Net income	$6,027	$5,228	$9,154	$4,307
Net income per common share:
Basic	$0.21	$0.18	$0.32	$0.15
Diluted	$0.21	$0.18	$0.32	$0.15
Weighted average common shares outstanding:
Basic	28,884	28,736	28,857	28,511
Diluted	28,940	28,748	28,883	28,695

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$37,047	$28,739
Restricted cash	4,050	—
Trade and other accounts receivable, net	29,370	33,420
Inventories	42,576	41,620
Prepaid expenses and other current assets	3,190	3,228
Total current assets	116,233	107,007
Property and equipment, net	41,976	36,235
Intangible assets, net	420	669
Goodwill	25,678	25,416
Pension asset	7,733	6,939
Other non-current assets	331	206
Total assets	$192,371	$176,472
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,829	$27,181
Accrued warranty	129	269
Accrued employee compensation	8,344	4,743
Deferred revenue	2,594	6,408
Short-term borrowings and current portion of long-term debt	8,253	9,452
Deferred tax liability	980	980
Total current liabilities	50,129	49,033
Deferred tax liability, long-term	1,376	1,384
Long-term debt, excluding current portion	86	83
Other long-term liabilities	2,280	1,039
Total liabilities	53,871	51,539
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,641 and 29,162 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	2,961	2,913
Additional paid-in capital	270,455	267,623
Accumulated deficit	(148,980)	(158,134)
Accumulated other comprehensive income	14,064	12,531
Total stockholders' equity	138,500	124,933
Total liabilities and stockholders' equity	$192,371	$176,472

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
				(Restated)		(Restated)
Gross Profit Reconciliation:
GAAP gross profit		$21,113	$21,576	$18,142	$60,919	$47,823
Stock-based compensation expense included in cost of sales	A	228	261	163	762	543
Non-GAAP gross profit	B	$21,341	$21,837	$18,305	$61,681	$48,366

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$14,905	$17,366	$12,426	$49,796	$41,487
Stock-based compensation expense	A	(491)	(685)	(342)	(1,860)	(2,018)
Non-GAAP total operating expenses	B	$14,414	$16,681	$12,084	$47,936	$39,469

Income From Operations Reconciliation:
GAAP income from operations		$6,208	$4,210	$5,716	$11,123	$6,336
Stock-based compensation expense	A	719	946	505	2,622	2,561
Non-GAAP income from operations	B	$6,927	$5,156	$6,221	$13,745	$8,897

Net Income Reconciliation:
GAAP net income		$6,027	$3,405	$5,228	$9,154	$4,307
Stock-based compensation expense	A	719	946	505	2,622	2,561
Non-GAAP net income	B	$6,746	$4,351	$5,733	$11,776	$6,868

Diluted Net Income per Share Reconciliation:
GAAP diluted net income per share		0.21	$0.12	$0.18	$0.32	$0.15
Stock-based compensation expense	A	0.02	0.03	0.02	0.09	0.09
Non-GAAP diluted net income per share	B	$0.23	$0.15	$0.20	$0.41	$0.24

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Nine Months Ended
		September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	Cost of revenue	$228	$261	$163	$762	$543
	Selling, general and administrative	332	507	213	1,337	1,586
	Research and development	159	178	129	523	432
	Total stock-based compensation expense	$719	$946	$505	$2,622	$2,561

(B)
Non-GAAP measures for periods prior to December 31, 2012 have been adjusted to conform to the current methodology wherein amortization of intangible assets is no longer excluded from GAAP financial measures for purposes of non-GAAP measures. This adjustment to the Company's non-GAAP measures was made because amortization of intangible assets is no longer a significant expense to the Company.